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                                                                     EXHIBIT 8.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P]

                               November  20, 1997
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Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203

Ladies and Gentlemen:

          We have acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with the registration of
(i) unsecured debt securities ("Debt Securities"), (ii) preferred shares of beneficial interest ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value ("Common Shares"), (iv) warrants to purchase Common Shares ("Common Share Warrants") or (v) depositary shares representing fractional interests in Preferred Shares ("Depositary Shares"), with an aggregate public offering price of up to $297,406,250 as more fully described in the Company's Registration Statement on Form S-3 (the "Registration Statement," which includes the "Prospectus"), filed with the Securities and Exchange Commission on or about the date hereof. In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

BASIS FOR OPINIONS

          The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings (which rulings
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Colonial Properties Trust
November  20, 1997
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are not binding on the IRS except, in the case of each such ruling, with respect to the taxpayer that receives such ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

          In rendering our opinion, we have examined the following documents:
(1) the Registration Statement; (2) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 27, 1994, as amended; (3) the Declaration of Trust of the Company (the "Declaration of Trust"), as amended; (4) the Second Amended and Restated Agreement of Limited Partnership of the Management Partnership; (5) the Articles of Incorporation of the Management Corporation, as amended; and (6) the Articles of Incorporation of CPHC. The opinions set forth in this letter also are premised on certain written representations of the Company and the Operating Partnership contained in a letter to us dated November 20, 1997 (the "Management Representation
Letter").                       ---

          We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Registration Statement and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate, and we have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete with respect to all material facts relevant to our opinion.

          In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Letter) are true and correct, and each of the obligations imposed by any such document on the parties thereto, including obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, the Management Partnership and the Management Corporation each have been and will continue to be operated in the manner described in the relevant partnership agreement, articles of incorporation or other organizational documents and in the Prospectus and the Prospectus Supplement, and that, as represented by the Company, there is no agreement or understanding between the Company, on the one hand, and the Lowder family, on the other, that is inconsistent with the Lowder family being
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November  20, 1997
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considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of the Management Company. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

          We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Alabama, that each of the Management Corporation and CPHC is a validly organized and duly incorporated corporation under the laws of the State of Alabama, and that each of the Operating Partnership and the Management Partnership is a duly organized and validly existing partnership under the laws of the State of Delaware.

OPINIONS

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

          The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996, and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

          We note that the Prospectus does not currently address the federal income tax considerations that may be relevant to a holder of Debt Securities, Preferred Shares, Common Share Warrants or Depositary Shares. It is our understanding that in the event the Company issues Debt Securities, Preferred Shares, Common Share Warrants or Depositary Shares, the Company will prepare a supplement to the Prospectus, which supplement will address the federal income tax considerations that are likely to be material to a holder of such securities.

          We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things,
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November  20, 1997
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the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, and their respective subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.


          An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

          We hereby consent to the filing of our opinion, together with the attachments thereto, as Exhibit 8.1 to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                  /s/ Hogan & Hartson L.L.P.
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                                                 HOGAN & HARTSON L.L.P.